Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction:

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•

The acquisition of Bakkt Opco Holdings, LLC (f/k/a Bakkt Holdings, LLC “Opco”) by Bakkt Holdings, Inc. (f/k/a VPC Impact Acquisition Holdings, the “Company”) on October 15, 2021, which resulted in the reorganization of the Company into an umbrella partnership C corporation structure (“Up-C”), and the related entrance into other agreements entered into as part of the Agreement and Plan of Merger, dated as of January 11, 2021 (as amended, the “Merger Agreement”), by and among the Company, Pylon Merger Company LLC (“Merger Sub”) and Opco (collectively, the “Business Combination”); and

•

The acquisition of Bridge2 Solutions, LLC and its related companies (“Bridge2 Solutions”) by Intercontinental Exchange Holdings, Inc. (“ICEH”) on February 21, 2020 and the subsequent contribution of substantially all of the assets and liabilities of Bridge2 Solutions to Opco at a value of approximately $261 million on March 12, 2020 (the “B2S Acquisition”), which Opco accounted for as a common control transaction under ASC 805, as Bridge2 Solutions was owned by ICEH, the entity that controlled Opco, prior to its combination with Opco.

The Company was a blank check company incorporated on July 31, 2020 (“inception”) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 3, 2020, VPC Impact Acquisition Holdings Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), paid approximately $0.004 per share, for an aggregate price of $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 Class B Ordinary Shares (the “Founder Shares”). In September 2020, the Sponsor transferred an aggregate of 60,000 Founder Shares to the then members of the board of directors of the Company (the “Board”), resulting in the Sponsor holding an aggregate of 5,690,000 Founder Shares. On September 25, 2020, the Company consummated the initial public offering (the “IPO”) of 20,000,000 of its units (each a “Unit” and collectively, the “Units”), with each Unit consisting of one Class A Ordinary Share, par value $0.0001 per share, of the Company (each a “Class A Ordinary Share”) and one-half of one warrant, with each such whole warrant (a “Public Warrant”), entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The underwriters in the IPO, on October 1, 2020, partially exercised their over-allotment option and purchased 737,202 Units, generating gross proceeds of $7,372,020. As a result of the over-allotment not being exercised in full, the Sponsor forfeited 565,700 Founder Shares back to the Company, resulting the Company having an aggregate of 5,184,300 Founder Shares issued and outstanding. In addition, the Company completed the sale of 6,147,440 warrants at a price of $1.00 per warrant in a private placement to the Sponsor (the “Private Placement Warrants”), generating gross proceeds of $6,147,440. A total of $207,372,020 of the net proceeds from the IPO and the Private Placement Warrants were deposited in a trust account established at the consummation of the IPO (the “Trust Account”) for the benefit of the holders of Class A Ordinary Shares sold in the IPO (such Class A Ordinary Shares, the “Public Shares” and, such holders, the “Public Shareholders”) and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The net proceeds deposited into the Trust Account remained on deposit in the Trust Account earning interest except those certain amounts withdrawn in order to pay tax obligations. As of the Closing, there was approximately $207.4 million held in the Trust Account.

Opco is a digital asset platform that enables consumers to buy, sell, store and spend digital assets. Opco’s consumer platform, now available through the recently released app and to partners through its Bakkt platform, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018, Opco is headquartered in Alpharetta, GA. On February 21, 2020, Opco consummated the B2S Acquisition in order to expand Opco’s loyalty conversion offerings within Opco’s digital asset marketplace.

The organizational structure following the completion of the Business Combination, as described above, is commonly referred to as an Up-C structure in which substantially all of the assets and the business of the Company are held by Opco and its subsidiaries, and the Company’s only direct assets consist of common units in Opco (“Opco Common Units”), which are non-voting interests in Opco, and the managing member interest in Opco. This organizational structure allows the former equity owners of Opco (each an “Equity Holder”) to retain their equity ownership in Opco, which is an entity that is classified as a partnership for U.S. federal income tax purposes. Those investors who, prior to the Business Combination, held Class A Ordinary Shares or Class B Ordinary Shares of the Company (“Class B Ordinary Shares”), by contrast, continue to hold their equity ownership in the Company, which is a domestic corporation for U.S. federal income tax purposes. The Company believes that it is advantageous for the Equity Holders to continue to hold their equity interests in an entity that is not taxable as a corporation for U.S. federal income tax purposes.

The Company does not believe that the Up-C organizational structure gives rise to any significant business or strategic benefit or detriment.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of the Company and Opco. The pro forma financial statements have been presented for information purposes only and are not necessarily indicative of what the Company’s balance sheet or statement of operations actually would have been had the Business Combination or B2S Acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination and B2S Acquisition.

The unaudited pro forma condensed combined balance sheet combines Opco’s unaudited historical consolidated balance sheet as of September 30, 2021 and the Company’s unaudited historical consolidated balance sheet as of September 30, 2021, giving effect to the Business Combination as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give pro forma effect of the Business Combination and B2S Acquisition as if each had been consummated on January 1, 2020.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the “pro forma financial statements.”

The pro forma financial statements were prepared using the acquisition method of accounting under the provisions of ASC 805 (“ASC 805”) on the basis of the Company as the accounting acquirer and Opco as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. The Company has been determined to be the accounting acquirer based on evaluation of the following factors:

•

The Company is the sole managing member of Opco, the managing member has full and complete charge of all affairs of Opco and the existing non-managing member equity holders of Opco do not have substantive participating or kick out rights;

•	The Sponsor and Opco jointly designated six of the initial eight members of the Board; and

•

Equity Holders do not hold a controlling interest in the Company or Opco due to (1) the limitation imposed by the Voting Agreement entered into between the Company and ICEH at Closing on ICEH and its affiliates’ voting power to 30% of the total voting power of all shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and the Company’s Class V Common Stock, par value $0.0001 per share (“Class V Common Stock,” together with the Class A Common Stock, the “Common Stock”) that are issued and outstanding and entitled to vote as of the relevant record date so long as it owns shares of Common Stock representing more than 50% of the total voting power of the Company, and (2) ICEH and its affiliates do not unilaterally control the Board, as only one out of the eight members of the Board is affiliated with ICEH, and the majority of the Board are independent directors not affiliated with ICEH.

The factors discussed above support the conclusion that the Company acquired a controlling interest in Opco and is the accounting acquirer. The Company is the primary beneficiary of Opco, which is a variable interest entity, since it has the power to direct the activities of Opco that most significantly impact Opco’s economic performance through the Company’s role as the managing member, and its ownership of Opco, which results in the right (and obligation) to receive benefits (and absorb losses) of Opco that could potentially be significant to the Company. Therefore, the Business Combination constituted a change in control and was accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of Opco, based on their estimated acquisition-date fair values. These estimates are determined through established and generally accepted valuation techniques. Estimated transaction costs incurred are expensed in the pro forma condensed combined statements of operation as if the Closing occurred on January 1, 2020.

The following summarizes the pro forma ownership of Class A Common Stock following the Closing:

Equity Capitalization Summary (shares in millions)	Shares	%
Public Shareholders(1)	12.3	24.6
Founder Shares(2)	5.2	10.4
PIPE Investors(3)	32.5	65.0
Equity Holders interest in the Company(4)	—	—

Total Class A common stock	50.0	100.0

(1)	Reflects 8,452,042 Public Shares that were redeemed by shareholders for $84.5 million at approximately $10.01 per share in connection with the Business Combination.
(2)	Represents 5,184,300 shares of Class A Common Stock issued upon the automatic conversion of the existing Class B Ordinary Shares in connection with the closing of the Business Combination.
(3)

Represents 32,500,000 shares of Class A Common Stock purchased by certain investors (the “PIPE Investors”) at a price of $10.00 per share in a private placement that closed in connection with the closing of the Business Combination (the “PIPE Investment”).

(4)

The Equity Capitalization Summary table excludes Equity Holders’ noncontrolling economic interest in Opco Common Units, which is exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock on a 1-for-1 basis subject to certain exceptions. The table below presents the Opco Common Units and noncontrolling interest percentage:

Shares(1)%
Equity Holders’ noncontrolling interest (shares in millions)	198.7	79.9

(1)

Represents the 208.2 million Opco Common Units issued to Equity Holders, net of 8.7 million common incentive units or preferred incentive units issued by Opco to its management, subject to the terms and conditions of the Bakkt Holdings, LLC Amended and Restated Bakkt Equity Incentive Plan (the “Opco Incentive Units” and the “Opco Plan,” respectively), which vest on each of the first and second anniversaries of the effective time of the Closing, and 0.8 million units issuable upon the exercise of the warrant issued to a minority investor to purchase a certain number of Opco’s Class C voting units (the “Opco Warrant”).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 are based on the historical financial statements of the Company, Opco and Bridge2 Solutions, each as filed with the Securities and Exchange Commission (the “SEC”). The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

	Historical Financials
($ in millions)	Company (Historical as of 9/30/21)	Opco (Historical as of 9/30/21)	Transaction Accounting Adjustments		Pro Forma Combined
Cash and equivalents	$0.7	$22.1	$390.0	A	$412.8
Restricted cash	—	16.5	—		16.5
Customer funds	—	0.4	—		0.4
Accounts receivable, net	—	13.3	—		13.3
Other current assets	0.1	7.2	—		7.3

Current assets	0.8	59.5	390.0		450.3
Cash and investments held in Trust Account	207.4	—	(207.4)	B	—
Property, equipment and software, net	—	28.1	—		28.1
Goodwill	—	233.4	1,119.0	C	1,352.4
Intangible assets, net	—	57.3	517.3	C	574.6
Deposits with clearinghouse affiliate, noncurrent	—	15.2	—		15.2
Other assets	—	4.2	—		4.2

Non-current assets	207.4	338.2	1,428.9		1,974.5

Total assets	$208.2	$397.7	$1,818.9		$2,424.8

Accounts payable and accrued liabilities	6.1	57.3	(11.6)	E	51.8
Customer funds payable	—	0.4	—		0.4
Deferred revenue, current	—	4.3	(0.1)	D	4.2
Due to affiliates	—	2.3	—		2.3
Other current liabilities	—	2.3	—		2.3

Current liabilities	6.1	66.6	(11.7)		61.0
Deferred revenue, noncurrent	—	4.1	(0.1)	D	4.0
Warrant liability	29.6	—	—		29.6
Deferred underwriting fee payable	7.3	—	(7.3)	E	—
Deferred tax liabilities, net	—	0.1	—		0.1
Other liabilities	—	3.2	6.0	F	9.2

Non-current liabilities	36.9	7.4	(1.4)		42.9

Total liabilities	43.0	74.0	(13.1)		103.9

Class A ordinary shares subject to possible redemption	207.3	—	(207.3)	G	—
Incentive units	—	23.5	(23.5)	G	—

Mezzanine equity	207.3	23.5	(230.8)		—
Class A voting units	—	3.1	(3.1)	G	—
Class B voting units	—	187.9	(187.9)	G	—
Class C voting units	—	310.1	(310.1)	G	—
Class C warrant	—	1.0	(1.0)	G	—
Additional paid in capital	—	—	513.7	G	513.7
Accumulated other comprehensive income	—	0.2	(0.2)	G	—
Accumulated deficit	(42.1)	(202.1)	171.6	G	(72.6)

Total shareholders’ equity	(42.1)	300.2	183.0		441.1
Noncontrolling interest	—	—	1,879.8	H	1,879.8

Total equity	(42.1)	300.2	2,062.8		2,320.9

Total liabilities & equity	$208.2	$397.7	$1,818.9		$2,424.8

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2021

	Historical Financials
($ in millions)	Company (Historical Nine months Ended 9/30/21)	Opco (Historical Nine months Ended 9/30/21)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$25.8	$—		$25.8
Operating expenses
Compensation and benefits	—	57.4	1.9	DDD	59.3
Professional services	—	5.0	—		5.0
Technology and communication	—	9.9	—		9.9
Selling, general and administrative	5.8	19.5	—		25.3
Acquisition-related expenses	—	12.1	—		12.1
Depreciation and amortization	—	9.1	12.7	AAA	21.8
Affiliate expenses	—	1.4	—		1.4
Impairment of long-lived assets	—	—	—		—
Other operating costs	—	1.0	—		1.0

Total operating expenses	5.8	115.4	14.6		135.8

Loss from operations	(5.8)	(89.6)	(14.6)		(110.0)

Interest income, net	—	(0.2)	—		(0.2)
Loss on warrant liability	(7.1)	—	—		(7.1)
Other income, net	—	0.4	—		0.4

Total interest and other income, net	(7.1)	0.2	—		(6.9)

Loss before income taxes	(12.9)	(89.4)	(14.6)		(116.9)

Income tax (expense) benefit	—	(0.2)	4.9	BBB	4.7

Net loss	$(12.9)	$(89.6)	$(9.7)		$(112.2)

Net loss attributable to noncontrolling interest	—	—	(93.0)	CCC	(93.0)
Net loss attributable to controlling interest	(12.9)	(89.6)	83.3	CCC	(19.2)
Earnings per share (Note 6)
Weighted average shares of Class A outstanding, basic	20,737,202				50.0
Loss per share of Class A (basic)	$(0.50)				$(0.38)
Weighted average shares of Class A outstanding, diluted	20,737,202				50.0
Loss per share of Class A (diluted)	$(0.50)				$(0.38)
Weighted average shares of Class B outstanding, basic	5,184,300
Loss per share of Class B (basic)	$(0.50)
Weighted average shares of Class B outstanding, diluted	5,184,300
Loss per share of Class B (diluted)	$(0.50)

Unaudited Pro Forma Condensed Combined Statement of Operations for Year Ended December 31, 2020

	Historical Financials
($ in millions)	Company (Historical from 7/31/20 through 12/31/20)	Opco (Historical from 1/1/20 through 12/31/20)	Bridge2 Solutions (Historical from 1/1/20 through 2/21/20)	Combined Company (Historical from 1/1/20 through 12/31/20)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$28.5	$5.7	$34.2	$(0.1)	AA	$34.1
Operating expenses
Compensation and benefits	—	43.1	3.2	46.3	24.4	FF	70.7
Professional services	—	5.7	1.0	6.7	—		6.7
Technology and communication	—	9.7	0.4	10.1	—		10.1
Selling, general and administrative	1.0	8.2	0.3	8.5	—		9.5
Acquisition-related expenses	—	13.4	—	13.4	24.5	CC	37.9
Depreciation and amortization	—	8.2	1.0	9.2	20.6	BB	29.8
Affiliate expenses	—	3.1	—	3.1	—		3.1
Impairment of long-lived assets	—	15.3	—	15.3	—		15.3
Other operating costs	—	0.9	—	0.9	—		0.9

Total operating expenses	1.0	107.6	5.9	113.5	69.5		184.0

Loss from operations	(1.0)	(79.1)	(0.2)	(79.3)	(69.6)		(149.9)

Interest income, net	—	0.1	(0.2)	(0.1)	—		(0.1)
Loss on warrant liability	(0.9)	—	—	—	—		(0.9)
Transaction costs—warrants	(0.8)	—	—	—	—		(0.8)
Compensation expense—warrants	(2.2)	—	—	—	—		(2.2)
Other income, net	—	(0.2)	—	(0.2)	—		(0.2)

Total interest and other income, net	(3.9)	(0.1)	(0.2)	(0.3)	—		(4.2)

Loss before income taxes	(4.9)	(79.2)	(0.4)	(79.6)	(69.6)		(154.1)
Income tax (expense) benefit	—	(0.4)	—	(0.4)	6.4	DD	6.0

Net loss	$(4.9)	$(79.6)	$(0.4)	$(80.0)	$(63.2)		$(148.1)

Net loss attributable to noncontrolling interest	—	—	—	—	(123.1)	EE	(123.1)
Net loss attributable to controlling interest	(4.9)	(79.6)	(0.4)	(80.0)	59.9	EE	(25.0)
Earnings per share (Note 5)
Weighted average shares of Class A outstanding, basic	20,737,202						50.0
Loss per share of Class A (basic)	$—						$(0.50)
Weighted average shares of Class A outstanding, diluted	20,737,202						50.0
Loss per share of Class A (diluted)	$—						$(0.50)
Weighted average shares of Class B outstanding, basic	5,184,300
Loss per share of Class B (basic)	$(0.94)
Weighted average shares of Class B outstanding, diluted	5,184,300
Loss per share of Class B (diluted)	$(0.94)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with the Company as the acquiring entity. Under the acquisition method of accounting, the Company’s assets and liabilities will retain their carrying values and the assets and liabilities associated with Opco are recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, are recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by the Company, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact on the statement of operations. Further, estimated one-time transaction-related expenses incurred in connection with the consummation of the Business Combination are presented in the unaudited pro forma condensed combined statement of operations as if it was consummated on January 1, 2020. The impact of such transaction expenses incurred prior to the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as reductions to liabilities and a decrease to cash, whereas such transaction expenses incurred concurrently with the consummation of the Business Combination are reflected as an adjustment to retained earnings or members deficit and a decrease to cash. Such transaction expenses incurred and paid by Opco prior to the Business Combination have been adjusted as part of the Opco equity close out adjustment.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the pro forma effect of the Business Combination and B2S Acquisition as if each had been consummated on January 1, 2020. These periods are presented on the basis of the Company being the accounting acquirer.

2.	Description of the Business Combination

Pursuant to the Merger Agreement, existing Opco owners received an aggregate of 208,200,000 Opco Common Units and an equal number of shares of Class V Common Stock. The Business Combination was structured as an Up-C transaction, whereby the existing Opco Owners own equity in Opco Common Units and a corresponding number of shares of Class V Common Stock.

3.	Transaction Accounting Adjustments to Pro Forma Condensed Combined Balance Sheet

Explanations of the transaction accounting adjustments to the pro forma balance sheet are as follows:

(A)	Represents adjustments to cash due to the following inflows and outflows as a result of the Business Combination.

($ in millions)
Trust Account	$207.4
PIPE Investment	325.0
Public Shareholder redemptions	(84.5)
Opco Incentive Unit redemptions	(1.5)
Buyer transaction costs(1)	(36.8)
Seller expenses(2)	(19.6)

Total	$390.0

(1)	Includes $13.0 million fees associated with the PIPE Investment that are netted against the proceeds from the equity issuance.
(2)	Excludes $6.4 million seller’s closing costs that were paid as of September 30, 2021.

(B)

Reflects the release of $207.4 million of cash and cash equivalents held in the Trust Account that became available for transaction consideration, transaction expenses, underwriting commission, redemption of Public Shares, and the operating activities of the Company following the Business Combination.

(C)

Represents the adjustment for the estimated preliminary purchase price allocation for the Opco business resulting from the Business Combination. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of Opco’s assets acquired and liabilities assumed is presented below as if the Business Combination was consummated on September 30, 2021. The Company’s evaluation of the fair value of assets acquired and the liabilities assumed is preliminary and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in balance sheet as of the Business Combination date which may change the allocation to intangible assets and change in fair value of property, plant, and equipment.

The following is a preliminary estimate of the fair value of consideration transferred in the Business Combination.

($ in millions)	Pro Forma
Equity consideration paid to existing ownership in Opco (Common Units) and the Company (Class V Common Stock), net of $35.4 million post combination expense and $7.5 million of units issuable upon exercise of the Opco Warrant(1)	$1,926.7
Cash paid for redeemed Opco Incentive Units(2)	1.5
Cash paid for seller transaction costs	26.0

Total consideration	$1,954.2
Current assets	59.5
Property, equipment and software, net	28.1
Non-current assets	19.4
Intangible assets	574.6
Goodwill	1,352.4
Current liabilities	(62.3)
Deferred revenue, current	(4.2)
Non-current liabilities	(9.3)
Deferred revenue, noncurrent	(4.0)

Net assets acquired	$1,954.2

(1)

Represents the fair value of the 208.2 million Opco Common Units issued to Equity Holders based on the October 14, 2021 closing price of Class A Ordinary Shares of $9.46 per share, excluding $35.4 million attributable to the Opco Incentive Units, which vest in equal installments on each of the first and second anniversaries of the effective time of the Business Combination and will be reflected in post-combination compensation expense over the remaining two-year vesting period, and $7.5 million attributable to units issuable upon the exercise of the Opco Warrant.

(2)

Represents the cash paid to Opco Equity Holders in exchange for the redemption of 40% of the first one-third of their Opco Incentive Units which vested at the effective time of the Business Combination.

Intangible Assets: The following describes intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805, and the anticipated valuation approach. The estimated fair values of intangible assets are based on information available as of the date of this filing and may differ materially as new information is made available and purchase accounting is applied. The trademark and trade name intangible assets represent the trade names that Opco originated or acquired which was valued using the relief-from-royalty method. The licenses intangible assets represent the money transmitter licenses, New York State virtual currency license, and other regulatory licenses held by Opco which were valued using the with-and-without method, a form of the income approach. The customer relationships intangible asset represents the existing customer relationships of Opco that was estimated by applying the multi-period excess earnings method. The developed technology intangible asset represents technology acquired or developed by Opco for the purpose of generating income for Opco, which was valued using the relief-from-royalty method. The access to exchanges intangible asset represents Opco’s rights to use exchange and clearing licenses which were valued using the multi-period excess earnings method.

($ in millions)	Weighted Average Useful Life (Years)	Fair Value
Indefinite-lived
Trademark / Trade Names	n/a	$26.3
Licenses – MTL and BIT	n/a	272.8
Licenses – Trust	n/a	25.5
Definite-lived
Customer Relationship – Consumer	8.5	9.0
Customer Relationship – Loyalty	11.0	40.5
Developed Technology – Consumer	6.0	57.7
Developed Technology – Loyalty	6.0	10.0
Developed Technology – Markets	4.0	1.8
Access to Exchanges	12.0	131.0

Total		$574.6

Goodwill: Approximately $1,352.4 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring Opco primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill and indefinite lived intangible assets related to certain acquired brands will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill and/or indefinite/finite lived intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

(D)

Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and Opco’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(E)	Reflects the payment of $11.6 million of estimated acquisition-related expenses and $7.3 million of deferred underwriters’ and legal fees payable incurred by Opco and the Company, respectively.

(F)	Reflects the $6.0 million increase in the fair value of participation units issued by Opco to its management upon consummation of the Business Combination (“Opco Participation Units”).

(G)	The following table summarizes the pro forma adjustments impacting equity ($ in millions):

	Adjustments to Historical Mezzanine Equity and Equity	New Equity Structure	Other Items	Pro Forma Transaction Accounting Adjustments
Company shareholders’ mezzanine equity and equity:
Class A ordinary shares subject to possible redemption	$(207.3)	$—	$—	$(207.3)
Additional paid in capital	—	472.7	41.0	513.7
Opco members’ mezzanine equity and equity:
Incentive units	(23.5)	—	—	(23.5)
Class A voting units	(3.1)	—	—	(3.1)
Class B voting units	(187.9)	—	—	(187.9)
Class C voting units	(310.1)	—	—	(310.1)
Class C warrant	(1.0)	—	—	(1.0)
Accumulated other comprehensive income	(0.2)	—	—	(0.2)
Combined equity:
Accumulated deficit	202.1	—	(30.5)	171.6

Total members’ or shareholders’ mezzanine equity and equity	$(531.0)	$472.7	$10.5	$(47.8)

Adjustments to historical mezzanine equity and equity: Reflects the elimination of the Company’s historical mezzanine equity and Opco’s historical equity and warrants. Opco Incentive Units converted into the right to receive a portion of the aggregate consideration of 208,200,000 Opco Common Units and 208,200,000 shares of Class V Common Stock (the “Aggregate Merger Consideration”) multiplied by the incentive unit holders’ pro rata percentage, determined by the aggregate number of incentive units held divided by the number of equity interests in Opco on a fully diluted basis. Pursuant to its authority under the Opco Plan, the plan administrator determined that, in accordance with the terms of the Opco Plan, the Opco Incentive Units would be treated, as to vesting, as if the Business Combination were an initial public offering (as defined in the Opco Plan). The number of Opco Common Units, along with a corresponding number of shares of Class V Common Stock (each a “Paired Interest”) that a holder of Opco Incentive Units was entitled to receive was based on the exchange ratio for the Paired Interests held by the Equity Holders, equitably adjusted to give effect to the terms of such holders’ grants and the underlying threshold value applicable to a grant. Converted Opco Incentive Units are reflected in the pro forma noncontrolling interest in Note 3(H). Opco’s Class C warrant converted from a warrant to purchase equity securities in Opco into a warrant to purchase an economically equivalent number of Paired Interests in Opco.

New equity structure: Reflects the controlling interest of 49,969,460 shares at a per share price of $9.46 and par value of $0.0001.

Other items: Reflects the incremental non-recurring transaction-related expenses of $24.5 million to accumulated deficit, excluding $18.0 million of transaction-related costs already expensed and reflected in the Company’s and Opco’s accumulated deficit as of September 30, 2021, incremental expenses of $6.0 million related to the increase in the fair value of Opco Participation Units to accumulated deficit, $7.3 million of deferred underwriters’ and legal fees netted in the Company’s additional paid in capital as of September 30, 2021, fees associated with the PIPE Investment of $13.0 million to additional paid-in capital, and the adjustment to additional paid-in capital related to the application of purchase accounting.

(H)	Represents the pro forma adjustment to record noncontrolling interest in Opco of 79.9%.

4.	Transaction Accounting Adjustments to Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

Explanations of the transaction accounting adjustments to the pro forma statement of operations are as follows:

(AA)

Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and Opco’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(BB)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from purchase price accounting (“PPA”) at the closing of the Business Combination. This pro forma adjustment has been proposed assuming the Business Combination happened on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted Average Useful Life (Years)	Fair Value	Amortization Expense for the Twelve Months Ended December 31, 2020
Trademarks / Trade Names—Opco	n/a	$26.3	n/a
Licenses—MTL and BIT	n/a	272.8	n/a
Licenses – Trust	n/a	25.5	n/a
Customer Relationship Consumer Application	8.5	9.0	1.1
Customer Relationship—Loyalty	11.0	40.5	3.7
Developed Technology—Consumer Application	6.0	57.7	9.6
Developed Technology—Loyalty	6.0	10.0	1.7
Developed Technology—Markets	4.0	1.8	0.4
Access to Exchanges	12.0	131.0	10.9

Total		$574.6	$27.4
Less: Historical amortization expenses			(6.8)

Pro forma adjustments to amortization expenses			$20.6

(CC)

Reflects estimated transaction-related costs incurred by the Company and Opco related to the Business Combination as if it was consummated on January 1, 2020. These transaction-related costs are non-recurring. Pro forma transaction-related costs adjustment of $24.5 million excludes fees related to the PIPE Investment of $13.0 million netted against additional paid-in capital, $7.3 million of deferred underwriters’ and legal fees netted against additional paid-in capital, and $2.8 million of transaction-related costs already expensed in the Company’s and Opco’s historical statements of operations for the fiscal year ended December 31, 2020, and $15.2 million of transaction-related costs already expensed in the Company’s and Opco’s historical statements of operations for the nine months ended September 30, 2021.

(DD)

Represents the income tax impacts from the pro forma adjustments and estimated deferred tax liabilities and deferred tax assets related to the fair valuation of net assets reflected in the pro forma balance sheet (excluding adjustments related to goodwill, which is assumed to be non tax-deductible). The tax rates are based on preliminary assumptions related to the underlying jurisdictions in which the income or expense will be recorded. The effective tax rate of the combined company could be significantly different depending on the post-merger activities, including cash needs, geographical mix of net income and tax planning strategies.

(EE)	Represents the adjustment to present noncontrolling interest in Opco of 79.9%. The adjustment includes the estimated income tax impacts from Note 4(DD).

(FF)

Represents post combination pro forma expense adjustment associated with Opco Incentive Units and Opco Participation Units, one third of which vest on the one-year anniversary of the Closing. The pro forma expense adjustment for Opco Incentive Units is based on the October 14, 2021 closing price of Class A Ordinary Shares of $9.46 per share. The pro forma expense adjustment for Opco Participation Units is based on a reference price of $10.00 per unit.

5.	Transaction Accounting Adjustments to Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2021

Explanations of the transaction accounting adjustments to the pro forma statement of operations are as follows:

(AAA)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from PPA at Closing. This pro forma adjustment has been proposed assuming the Business Combination happened on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted Average Useful Life (Years)	Fair Value	Amortization Expense for the Nine months Ended September 30, 2021
Trademarks / Trade Names—Opco	n/a	$26.3	n/a	)
Licenses—MTL and BIT	n/a	272.8	n/a
Licenses – Trust	n/a	25.5	n/a
Customer Relationship Consumer Application	8.5	9.0	0.8
Customer Relationship—Loyalty	11.0	40.5	2.8
Developed Technology—Consumer Application	6.0	57.7	7.2
Developed Technology—Loyalty	6.0	10.0	1.2
Developed Technology—Markets	4.0	1.8	0.3
Access to Exchanges	12.0	131.0	8.2

Total		$574.6	$20.5
Less: Historical amortization expenses			(7.8)

Pro forma adjustments to amortization expenses			$12.7

(BBB)

Represents the income tax impacts from the pro forma adjustments and estimated deferred tax liabilities and deferred tax assets related to the fair valuation of net assets reflected in the pro forma balance sheet (excluding adjustments related to goodwill, which is assumed to be non tax-deductible). The tax rates are based on preliminary assumptions related to the underlying jurisdictions in which the income or expense will be recorded. The effective tax rate of the combined company could be significantly different depending on the post-merger activities, including cash needs, geographical mix of net income and tax planning strategies.

(CCC)	Represents the adjustment to present noncontrolling interest in Opco of 79.9%. The adjustment includes the estimated income tax impacts from Note 5(BBB).

(DDD)

Represents post-combination pro forma expense adjustment associated with Opco Incentive Units and Opco Participation Units, one-third of which vest on the one-year anniversary of the Closing. The pro forma expense adjustment for Opco Incentive Units is based on the October 14, 2021 closing price of Class A Ordinary Shares of $9.46 per share. The pro forma expense adjustment for Opco Participation Units is based on a reference price of $10.00 per unit.

6.	Pro Forma Earnings Per Share Information

As a result of the Business Combination, both the pro forma basic and diluted number of shares are reflective of 49,969,460 shares of Class A Common Stock outstanding.

Nine Months Ended September 30, 2021
Net loss attributable to controlling interest ($ in millions)	$(19.2)
Weighted average shares outstanding, controlling (shares in millions)	50.0
Loss per share (basic)	$(0.38)
Loss per share (diluted)	$(0.38)

Year Ended December 31, 2020
Net loss attributable to controlling interest ($ in millions)	$(25.0)
Weighted average shares outstanding, controlling (shares in millions)	50.0
Loss per share (basic)	$(0.50)
Loss per share (diluted)	$(0.50)

Earnings per share exclude warrants and contingently issuable shares that would be anti-dilutive to pro forma EPS, including (i) 10,368,601 redeemable warrants issued by the Company in its IPO, (ii) 6,147,440 Private Placement Warrants, and (iii) 208,200,000 Opco Common Units owned by or issuable to the Flow-Through Sellers that are exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock.